POWER OF ATTORNEY

We, the undersigned officers and Trustees of The Wright Managed Equity Trust, a Massachusetts business trust, do hereby constitute and appoint Peter M. Donovan, A.M. Moody, III, and Gino Malaspina, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement filed by The Wright Managed Equity Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Name	Capacity	Date
/s/ Peter M. Donovan	President, Principal Executive Officer and Trustee	December 16, 2016
Peter M. Donovan

/s/ Michael J. McKeen	Treasurer, Principal Financial and Accounting Officer	December 16, 2016
Michael J. McKeen

/s/ James J. Clarke	Trustee	December 16, 2016
James J. Clarke

/s/ Richard E. Taber	Trustee	December 16, 2016
Richard E. Taber